[NEWS LOGO]                                              [NISOURCE LOGO]


                                                         801 E. 86TH AVENUE
                                                         MERRILLVILLE, IN 46410



FOR IMMEDIATE RELEASE
January 30, 2004

FOR ADDITIONAL INFORMATION
MEDIA                                        INVESTORS
Kris Falzone                                 Dennis Senchak
Vice President, Corporate Communications     Vice President, Investor Relations
(219) 647-5581                               (219) 647-6085
klfalzone@nisource.com                       senchak@nisource.com

INVESTORS
Randy Hulen                                  Rae Kozlowski
Director, Investor Relations                 Manager, Investor Relations
(219) 647-5688                               (219) 647-6083
rghulen@nisource.com                         ekozlowski@nisource.com


                      NISOURCE REPORTS STRONG 2003 EARNINGS
          EARNINGS IMPROVE ON LOWER INTEREST EXPENSE AND COLDER WEATHER

MERRILLVILLE, IND. -- NiSource Inc. (NYSE: NI) delivered on its commitments to investors during 2003 and is well positioned for 2004, Chairman, President and Chief Executive Officer Gary L. Neale said today as the company reported strong earnings for the fiscal year ended Dec. 31, 2003.

"We accomplished what we set out to do in 2003," Neale said. "We strengthened our balance sheet, completed the announced divestitures of our major non-core assets, held the line on operation and maintenance costs and continued our focus on meeting customers' expectations while generating solid shareholder returns."

Colder weather and lower interest expense contributed to improved income from continuing operations for the year ended Dec. 31, 2003, of $425.7 million, or $1.64 per share, compared with $398.1 million, or $1.89 per share, in 2002. Taking into consideration results from discontinued operations, net income was $85.2 million, or $0.33 per share, for 2003, compared with $372.5 million, or $1.77 per share, in the 12 months ended Dec. 31, 2002. There were 48.6 million more average shares outstanding at Dec. 31, 2003, compared with the end of 2002.

Weather in NiSource's gas markets was 7.9 percent colder overall during the year than in 2002, Neale noted, resulting in improved natural gas sales by the company's utility assets. This favorable impact was slightly offset by a cooler summer in northern Indiana compared with 2002, reducing electric sales.

                                     -MORE-

NISOURCE REPORTS STRONG 2003 EARNINGS
PAGE 2

For the three months ended Dec. 31, 2003, income from continuing operations was $140.6 million, or $0.54 per share, compared with $134.5 million, or $0.59 per share, for the same period a year ago. The company reported net income of $139.8 million, or $0.54 per share, compared with net income of $82.1 million, or $0.36 per share, in the fourth quarter of 2002. Weather was 12.8 percent warmer in the fourth quarter of 2003 compared with the year-ago period.

"One of our major accomplishments in 2003 was our continued progress in reducing debt," Neale noted. "Since the end of 2000, we've reduced debt by $2 billion through funds generated from operations, the divestiture of our major non-core assets and the issuance of common equity, helping to drive down interest expense and strengthen our balance sheet."

Debt reduction and the elimination of risk associated with non-core businesses were positive factors in securing stable credit ratings from all three rating agencies, Neale said. During 2003, Standard & Poor's, Moody's Investors Service and Fitch Ratings all affirmed NiSource's investment grade credit ratings with a stable outlook.

Another key accomplishment during 2003 was the development of a new corporate structure creating a focus on NiSource's key constituencies as well as the continued delivery of safe, reliable and cost-effective utility and pipeline services. With NiSource's core businesses now virtually 100 percent regulated, Robert C. Skaggs, Jr., executive vice president, Regulated Revenue, leads a team that works across all NiSource markets to develop regulatory strategies that benefit both customers and shareholders. Samuel W. Miller, Jr., executive vice president and chief operating officer, is responsible for the delivery of natural gas and electricity to NiSource's 3.7 million distribution customers and the transmission and storage of natural gas in the pipeline business.

Neale emphasized that under the new structure, employees are building a coordinated and integrated strategy for NiSource's distribution businesses, electric generation and transmission, pipelines and corporate support functions. "Our organizational changes allow us to focus on working collectively to become the best company we can be in the eyes of our customers and shareholders," he said.

For 2004, Neale said NiSource will continue to control O&M costs to contribute to profitability and continued reasonable prices for customers; focus on regulated revenue growth from its utility and pipeline businesses to reduce risk and produce solid returns; employ capital effectively to foster disciplined growth; standardize operations where appropriate to improve service and lower costs; and move to best-in-class processes to provide good customer service at reasonable costs to benefit both customers and shareholders.

"Meeting these goals will help us deliver earnings per share for 2004 in a range of $1.65 to $1.70, assuming normal weather and an estimate of customer usage patterns consistent with current gas prices," Neale said.

                                     -MORE-

NISOURCE REPORTS STRONG 2003 EARNINGS
PAGE 3

FOURTH QUARTER 2003 OPERATING INCOME

NiSource's consolidated fourth quarter 2003 operating income was $319.3 million compared with $334.0 million for the same period in 2002. This decrease in operating income was due largely to warmer weather for the three months ended Dec. 31, 2003, compared to the fourth quarter of 2002, and increased employee benefits and pension expenses, mainly offset by a gain on the sale of NiSource's interest in Mid-Tex Gas Storage Company LLP, the approval of a bad debt tracker for Columbia Gas of Ohio that allowed for the recovery of previously uncollected accounts receivable, and a reversal of a litigation reserve relating to a lawsuit that was settled in the fourth quarter of 2003. Operating income for NiSource's business segments for the quarter ended Dec. 31, 2003, is discussed below.

GAS DISTRIBUTION throughput for the period decreased by 19.8 MDth to 252.6 MDth, largely due to reduced residential and commercial sales as a result of warmer weather during the fourth quarter of 2003 compared with the same period in 2002. Operating income was $162.6 million, a decrease of $32.2 million versus the fourth quarter of 2002. The decrease was mainly attributable to lower net revenues as a result of warmer weather in the fourth quarter of 2003 compared with the same period in 2002. Operating expenses decreased slightly as a result of lower gross receipts taxes and the approval of a bad debt tracker for Columbia Gas of Ohio that allowed for the recovery of previously uncollected accounts receivable, mostly offset by increased employee benefit expenses, and increased pension and post-retirement expenses.

GAS TRANSMISSION AND STORAGE operations reported operating income of $109.4 million, an increase of $0.6 million from the prior year. The 2002 period was unfavorably impacted by increased expenses related to NiSource's reorganization initiatives and other employee-related costs and favorably impacted by a reduction in reserves related to unaccounted-for gas.

ELECTRIC operations reported operating income of $61.3 million, a decrease of $0.6 million from the comparable period last year primarily resulting from increased property taxes and pension expense, partially offset by lower electric production expenses.

The OTHER segment reported an operating loss of $7.1 million, an improvement of $11.4 million compared to the fourth quarter of 2002, largely due to a gain on the sale of NiSource's interest in Mid-Tex Gas Storage and a reversal of a litigation reserve relating to a lawsuit that was settled in the fourth quarter of 2003.

CORPORATE operating loss was $6.9 million, versus an operating loss of $13.0 million from the comparable 2002 period. The 2002 period was unfavorably impacted by restructuring charges recorded in the fourth quarter as part of the reorganization initiative.


OTHER ITEMS

Interest expense was $113.2 million for the quarter, a decrease of $16.8 million from the same period in 2002, due to a quarter-over-quarter reduction in short-term borrowings and lower short- and long-term interest rates. Income taxes for the fourth quarter of 2003 were $67.3 million, a $2.4 million increase from 2002 mainly resulting from higher pre-tax income.


                                     -MORE-

NISOURCE REPORTS STRONG 2003 EARNINGS
PAGE 4

TWELVE-MONTH PERIOD OPERATING INCOME

NiSource's consolidated operating income was $1,116.3 million for the 12 months ended December 31, 2003, compared with $1,152.2 million for the same period in 2002. Net revenue decreased $10.6 million as a result of lower interruptible transmission service revenues, higher costs to meet customer demand during a period of sustained cold weather in the Northeast market areas and credits issued to electric customers pursuant to the 2002 rate review settlement with the Indiana Utility Regulatory Commission (IURC), partially offset by increased sales and deliveries of natural gas due to colder weather during the first quarter of 2003. Operating expenses increased $25.3 million from the comparable 2002 period mainly as a result of higher gross receipts taxes. NiSource's business segment operating income for the year ended Dec. 31, 2003, is discussed below.

GAS DISTRIBUTION throughput for the period decreased by 45.3 MDth to 878.9 MDth, mainly due to lower off-system sales, slightly offset by increased residential and commercial sales as a result of colder weather during the first quarter of 2003. Operating income was $506.4 million for the 12-month period, an increase of $47.3 million from the same period in 2002. Operating income improved as a result of higher net revenues from increased sales and deliveries of natural gas due to colder weather during the first quarter of 2003. Operating expenses increased as a result of higher pension and post-retirement expenses, higher gross receipts taxes and insurance recoveries for environmental expenses in the 2002 period, slightly offset by a reduction in administrative and employee related expenses and the approval of a bad debt tracker for Columbia Gas of Ohio that allowed for the recovery of previously uncollected accounts receivable.

GAS TRANSMISSION AND STORAGE operations reported operating income of $398.8 million, an increase of $0.5 million from the 2002 period, reflecting a reduction in administrative and employee related expenses, and a reversal of a litigation reserve relating to a lawsuit that was settled in the second quarter of 2003. These benefits to operating income were for the most part offset by lower interruptible transmission service revenues and higher costs to meet customer demand during a period of sustained cold weather in the Northeast market areas during the first quarter of 2003. The 2002 period was favorably impacted by a reduction in reserves related to unaccounted-for gas and unfavorably impacted by the recognition of a reserve related to a long-term note receivable.

ELECTRIC operations sold 18,439.2 gwh for the year, a decrease of 336.7 gwh from last year primarily as a result of cooler weather during the summer season of 2003 and reduced wholesale sales. Operating income was $267.5 million, a decrease of $54.8 million from last year resulting from the impact of unfavorable weather during the summer season, lower revenues due to credits issued to electric customers pursuant to the 2002 rate review settlement with the IURC, increased pension expense and increased property tax expense, partially offset by decreased administrative and employee related expenses and lower uncollectible receivables expense.

                                     -MORE-

NISOURCE REPORTS STRONG 2003 EARNINGS
PAGE 5

The OTHER segment reported an operating loss of $43.8 million, versus an operating loss of $43.1 million in the 2002 period. 2002 operating expenses were lower as a result of a reduction in estimated sales taxes that occurred in 2002 related to sales of natural gas to customers of a subsidiary previously engaged in the retail and wholesale gas marketing business, mostly offset by expenses associated with the July 1, 2002 sale of a portfolio of EnergyUSA-TPC gas marketing contracts. The 2003 period included a gain on the sale of NiSource's interest in Mid-Tex Gas Storage and a reversal of a litigation reserve relating to a lawsuit that was settled in the fourth quarter of 2003. In addition, both periods included losses associated with Whiting Clean Energy.

CORPORATE operating loss was $12.6 million, versus operating income of $15.6 million in the 2002 period. The decrease was primarily due to the gain on the sale of NiSource's SM&P utility line-locating business in 2002.

OTHER ITEMS

Interest expense was $464.7 million for the 12-month period ended Dec. 31, 2003, compared to $516.4 million for the 12 months of 2002, a decrease of $51.7 million due to a year-over-year reduction in short-term borrowings and lower short- and long-term interest rates. Income taxes for the 12 months of 2003 were $234.2 million, a $15.3 million increase from 2002, mainly resulting from higher pre-tax income.

ABOUT NISOURCE
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 holding company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.7 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.

Note: NiSource will host a conference call with financial analysts at 9:15 a.m. EST today. All interested parties are invited to listen to the discussion via Webcast at www.nisource.com. A recorded playback will be available after 2 p.m. EST today at (800) 642-1687, pass code 4977968. (International participants should dial (706) 645-9291.)

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although NiSource Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Investors are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather, fluctuations in supply and demand for energy commodities, growth opportunities for NiSource's businesses, increased competition in deregulated energy markets, dealings with third parties over whom NiSource has no control, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter-party credit risk.

                                      ###

                                 NISOURCE INC.
                             Income Statement Data

                                                                              Three Months            Twelve Months
                                                                            Ended December 31,       Ended December 31,
                                                                       ------------------------- ----------------------
(in millions, except per share amounts)                                    2003         2002         2003         2002
-----------------------------------------------------------------------------------------------------------------------
NET REVENUES
    Gas distribution                                                   $ 1,012.8    $ 1,054.3    $ 3,619.4    $ 2,890.4
    Gas transmission and storage                                           281.3        286.1      1,033.5      1,014.1
    Electric                                                               261.3        248.4      1,115.9      1,103.6
    Other                                                                  127.2        147.6        477.8        311.7
-----------------------------------------------------------------------------------------------------------------------
Gross Revenues                                                           1,682.6      1,736.4      6,246.6      5,319.8
    Cost of sales                                                          871.0        868.8      3,186.3      2,248.9
-----------------------------------------------------------------------------------------------------------------------
Total Net Revenues                                                         811.6        867.6      3,060.3      3,070.9
-----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
    Operation and maintenance                                              311.0        332.8      1,185.9      1,185.0
    Depreciation and amortization                                          124.4        125.4        497.0        491.2
    Loss (Gain) on sale or impairment of assets                            (10.0)         0.2        (24.9)       (27.5)
    Other taxes                                                             66.9         75.2        286.0        270.0
-----------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                                   492.3        533.6      1,944.0      1,918.7
-----------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                           319.3        334.0      1,116.3      1,152.2
-----------------------------------------------------------------------------------------------------------------------
OTHER INCOME (DEDUCTIONS)
    Interest expense, net                                                 (113.2)      (130.0)      (464.7)      (516.4)
    Minority interests                                                         -         (5.1)        (2.5)       (20.4)
    Preferred stock dividends of subsidiaries                               (1.1)        (1.2)        (4.5)        (6.7)
    Other, net                                                               2.9          1.7         15.3          8.3
-----------------------------------------------------------------------------------------------------------------------
Total Other Income (Deductions)                                           (111.4)      (134.6)      (456.4)      (535.2)
-----------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                      207.9        199.4        659.9        617.0
INCOME TAXES                                                                67.3         64.9        234.2        218.9
-----------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                                          140.6        134.5        425.7        398.1
-----------------------------------------------------------------------------------------------------------------------
Income (Loss) from Discontinued Operations - net of taxes                   (1.8)        (1.1)        (0.5)        18.2
Gain (Loss) on Disposition of Discontinued Operations - net of taxes         1.0        (51.3)      (331.2)       (43.8)
Change in Accounting - net of tax                                              -            -         (8.8)           -
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                             $   139.8    $    82.1    $    85.2    $   372.5
=======================================================================================================================

BASIC EARNINGS (LOSS) PER SHARE ($)
    Continuing operations                                                   0.54         0.59         1.64         1.89
    Discontinued operations                                                  -          (0.23)       (1.28)       (0.12)
    Change in accounting                                                       -            -        (0.03)           -
-----------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE                                                    0.54         0.36         0.33         1.77
-----------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS (LOSS) PER SHARE ($)
    Continuing operations                                                   0.53         0.59         1.63         1.87
    Discontinued operations                                                    -        (0.23)       (1.27)       (0.12)
    Change in accounting                                                       -            -        (0.03)           -
-----------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE                                                  0.53         0.36         0.33         1.75
-----------------------------------------------------------------------------------------------------------------------

BASIC AVERAGE COMMON SHARES OUTSTANDING (MILLIONS)                         261.6        227.0        259.6        211.0
DILUTED AVERAGE COMMON SHARES (MILLIONS)                                   263.7        228.5        261.6        212.8
-----------------------------------------------------------------------------------------------------------------------

                                  NISOURCE INC.
                     Summary of Financial and Operating Data

--------------------------------------------------------------------------------------------------
                                                Three Months                    Twelve Months
GAS DISTRIBUTION OPERATIONS                   Ended December 31,              Ended December 31,
(in millions)                               2003            2002             2003          2002
--------------------------------------------------------------------------------------------------
NET REVENUES
   Sales revenues                  $      1,015.4   $      1,067.5  $      3,659.9  $      2,905.4
   Less: Cost of gas sold                   726.0            742.4         2,625.3         1,921.6
--------------------------------------------------------------------------------------------------
Net Sales Revenues                          289.4            325.1         1,034.6           983.8
   Transportation revenues                  121.9            122.1           442.0           405.0
--------------------------------------------------------------------------------------------------
Net Revenues                                411.3            447.2         1,476.6         1,388.8
--------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Operation and maintenance                158.8            157.0           615.4           589.6
   Depreciation and amortization             47.5             47.9           190.2           189.2
   Other taxes                               42.4             47.5           164.6           150.9
--------------------------------------------------------------------------------------------------
Total Operating Expenses                    248.7            252.4           970.2           929.7
--------------------------------------------------------------------------------------------------
OPERATING INCOME                   $        162.6   $        194.8  $        506.4  $        459.1
==================================================================================================

REVENUES ($ IN MILLIONS)
   Residential                              636.2            685.9         2,356.2         1,790.7
   Commercial                               227.2            264.9           841.3           625.8
   Industrial                                55.1             34.9           194.0           101.9
   Transportation                           121.9            122.1           442.0           405.0
   Off-system sales                          18.9             24.2            86.1           191.5
   Other                                     78.0             57.6           182.3           195.5
--------------------------------------------------------------------------------------------------
Total                                     1,137.3          1,189.6         4,101.9         3,310.4
--------------------------------------------------------------------------------------------------

SALES AND TRANSPORTATION (MDTH)
   Residential sales                         66.4             80.1           230.4           223.4
   Commercial sales                          25.5             31.3            89.7            83.6
   Industrial sales                           6.2              6.3            21.8            17.3
   Transportation                           150.5            148.8           522.9           536.9
   Off-system sales                           3.9              5.8            10.5            62.8
   Other                                      0.1              0.1             3.6             0.2
--------------------------------------------------------------------------------------------------
Total                                       252.6            272.4           878.9           924.2
--------------------------------------------------------------------------------------------------

HEATING DEGREE DAYS                         1,697            1,946           5,134           4,757
NORMAL HEATING DEGREE DAYS                  1,771            1,814           4,949           5,129
% COLDER (WARMER) THAN NORMAL                  (4%)              7%              4%             (7%)

CUSTOMERS
   Residential                                                           2,278,768       2,318,862
   Commercial                                                              210,967         216,024
   Industrial                                                                6,009           5,818
   Transportation                                                          779,802         705,430
   Other                                                                       135             146
--------------------------------------------------------------------------------------------------
Total                                                                    3,275,681       3,246,280
--------------------------------------------------------------------------------------------------

                                  NISOURCE INC.
               Summary of Financial and Operating Data (continued)

--------------------------------------------------------------------------------
                                        Three Months          Twelve Months
TRANSMISSION AND STORAGE OPERATIONS   Ended December 31,    Ended December 31,
(in millions)                          2003      2002        2003        2002
--------------------------------------------------------------------------------
OPERATING REVENUES
   Transportation revenues         $  183.1   $  198.0   $    663.2   $    730.4
   Storage revenues                    44.4       44.4        177.9        178.9
   Other revenues                       3.1        4.5         12.2         12.9
--------------------------------------------------------------------------------
Total Operating Revenues              230.6      246.9        853.3        922.2
Less: Cost of gas sold                  3.2        7.7         16.0         47.8
--------------------------------------------------------------------------------
Net Revenues                          227.4      239.2        837.3        874.4
--------------------------------------------------------------------------------
OPERATING EXPENSES
   Operation and maintenance           80.7       91.5        278.3        316.2
   Depreciation and amortization       28.0       27.4        111.4        109.4
   Gain on sale of assets              (1.9)      (0.7)        (1.8)        (2.2)
   Other taxes                         11.2       12.2         50.6         52.7
--------------------------------------------------------------------------------
Total Operating Expenses              118.0      130.4        438.5        476.1
--------------------------------------------------------------------------------
OPERATING INCOME                   $  109.4   $  108.8   $    398.8   $    398.3
================================================================================

THROUGHPUT (MDTH)
Columbia Transmission
   Market Area                        284.8      328.0      1,018.9      1,043.8
Columbia Gulf
   Mainline                           131.1      146.7        612.6        614.4
   Short-haul                          29.9       32.1        124.4        146.9
Columbia Pipeline Deep Water            2.5        0.5          7.4          0.7
Crossroads Gas Pipeline                 9.1        9.0         34.3         29.2
Granite State Pipeline                 10.3       11.6         33.4         33.2
Intrasegment eliminations            (127.9)    (135.4)      (592.1)      (553.9)
--------------------------------------------------------------------------------
Total                                 339.8      392.5      1,238.9      1,314.3
--------------------------------------------------------------------------------

                                  NISOURCE INC.
               Summary of Financial and Operating Data (continued)

----------------------------------------------------------------------------------------------------
                                              Three Months                     Twelve Months
ELECTRIC OPERATIONS                         Ended December 31,               Ended December 31,
(in millions)                             2003              2002           2003              2002
----------------------------------------------- ----------------------------------------------------
NET REVENUES
   Sales revenues                  $      255.8       $      257.9    $    1,092.8      $    1,137.4
   Less: Cost of sales                     78.3               80.6           364.2             369.0
----------------------------------------------------------------------------------------------------
Net Revenues                              177.5              177.3           728.6             768.4
----------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Operation and maintenance               57.3               58.2           224.7             222.8
   Depreciation and amortization           44.3               44.9           175.1             172.2
   Other taxes                             14.6               12.3            61.3              51.1
----------------------------------------------------------------------------------------------------
Total Operating Expenses                  116.2              115.4           461.1             446.1
----------------------------------------------------------------------------------------------------
OPERATING INCOME                   $       61.3       $       61.9    $      267.5      $      322.3
====================================================================================================

REVENUES ($ IN MILLIONS)
   Residential                             65.6               64.0           294.9             309.5
   Commercial                              69.4               64.2           289.8             297.2
   Industrial                              98.0               96.9           380.2             393.6
   Wholesale                               13.4               15.9            92.8              92.9
   Other                                    9.4               16.9            35.1              44.2
----------------------------------------------------------------------------------------------------
Total                                     255.8              257.9         1,092.8           1,137.4
----------------------------------------------------------------------------------------------------

SALES (GIGAWATT HOURS)
   Residential                            685.7              730.5         3,122.5           3,228.4
   Commercial                             857.2              855.2         3,579.7           3,618.3
   Industrial                           2,316.9            2,355.0         8,972.2           8,822.4
   Wholesale                              418.0              578.1         2,623.2           2,983.5
   Other                                   44.4               32.5           141.6             123.3
----------------------------------------------------------------------------------------------------
Total                                   4,322.2            4,551.3        18,439.2          18,775.9
----------------------------------------------------------------------------------------------------

COOLING DEGREE DAYS                           -                  -             572             1,015
NORMAL COOLING DEGREE DAYS                    -                  -             808               792
% WARMER(COOLER)THAN NORMAL                   -                  -             (29%)              28%

ELECTRIC CUSTOMERS
   Residential                                                             388,123           384,891
   Commercial                                                               49,252            48,286
   Industrial                                                                2,543             2,577
   Wholesale                                                                    21                22
   Other                                                                       794               799
----------------------------------------------------------------------------------------------------
Total                                                                      440,733           436,575
----------------------------------------------------------------------------------------------------

                                  NISOURCE INC.
               Summary of Financial and Operating Data (continued)

-----------------------------------------------------------------------------------------------------------
                                                        Three Months                    Twelve Months
OTHER (INCLUDES ASSETS HELD FOR SALE)                 Ended December 31,              Ended December 31,
(in millions)                                        2003            2002           2003            2002
-----------------------------------------------------------------------------------------------------------
NET REVENUES
   Products and services revenue                    $131.6          $ 53.5         $466.2          $112.0
   Less:  Cost of products purchased                 135.1            53.9          450.2            98.2
-----------------------------------------------------------------------------------------------------------
Net Revenues                                          (3.5)           (0.4)          16.0            13.8
-----------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Operation and maintenance                           7.0            13.5           50.9            47.9
   Depreciation and amortization                       2.6             2.9           11.2            10.3
   Loss (Gain) on sale of assets                      (7.5)            0.8           (6.4)           (5.8)
   Other taxes                                         1.5             0.9            4.1             4.5
-----------------------------------------------------------------------------------------------------------
Total Operating Expenses                               3.6            18.1           59.8            56.9
-----------------------------------------------------------------------------------------------------------
OPERATING LOSS                                      $ (7.1)         $ (18.5)       $ (43.8)        $ (43.1)
===========================================================================================================




                                                            Three Months               Twelve Months
CORPORATE                                                 Ended December 31,          Ended December 31,
($ in millions)                                        2003            2002          2003            2002
---------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                               (6.9)          (13.0)         (12.6)           15.6
=========================================================================================================


-------------------------------------------------------------------------------------------------------
CAPITALIZATION                                                         DECEMBER 31,        December 31,
($ in millions)                                                                2003                2002
-------------------------------------------------------------------------------------------------------
TOTAL COMMON STOCK EQUITY                                             $     4,415.9       $     4,174.9
Company-obligated mandatorily redeemable preferred securities
   of subsidiary trust holding solely Company debentures                          -               345.0
Preferred Stock                                                                81.1                84.9
Long-Term Debt                                                              5,993.4             4,849.5
-------------------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION                                                  $    10,490.4       $     9,454.3
=======================================================================================================

Current Maturities of Long-Term Debt                                          118.3             1,224.9
-------------------------------------------------------------------------------------------------------

Short-Term Debt                                                               685.5               913.1
-------------------------------------------------------------------------------------------------------

Shares Outstanding (thousands)                                              262,630             248,860

Book Value of Common Shares                                                   16.81               16.78
-------------------------------------------------------------------------------------------------------